Exhibit (c)(5)

Strictly Private and Confidential

Project Calculus

Discussion Materials

November 18, 2013

Disclaimer

This presentation was prepared exclusively for the benefit and internal use of the Board of Directors of Pi (the _Board of Directors_) and the Independent Committee thereof (the _Independent Committee_) in connection with its consideration of the transactions referenced herein. This presentation was prepared by RBC Capital Markets in its capacity as financial advisor to the Independent Committee pursuant to an engagement agreement between the Company and RBC Capital Markets.

The contents of this presentation are confidential and proprietary to RBC Capital Markets and may not be disclosed, reproduced, distributed or used for any other purpose without our express written consent or as required by applicable securities laws.

The information and analyses contained in this presentation are taken from, or based upon, information obtained from Pi or from publicly available sources, the completeness and accuracy of which has not been independently verified and cannot be assured by RBC Capital Markets. RBC Capital Markets assumes no responsibility for independent verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and/or forecasts of future financial performance prepared by or reviewed or discussed with Pi_s management or other persons or obtained from public sources, RBC Capital Markets has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Pi_s management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates) . RBC Capital Markets has no obligation (express or implied) to update any or all of the information and any analyses contained in this presentation or to advise the Independent Committee of any changes; nor does RBC Capital Markets make any express or implied warranties or representations as to the completeness or accuracy or accept responsibility for errors.

These materials were designed for use by specific persons familiar with the business and affairs of Pi and are being furnished and should be considered only in connection with other information, oral or written, being provided by, and with an understanding of the assumptions (and the limitations therein) employed by, RBC Capital Markets in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any of the transactions referred to herein. Prior to entering into any transaction, Pi should determine, without reliance on RBC Capital Markets, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction.

The information contained in these materials is not intended to constitute a _report, statement or opinion of an expert_ for purposes of any applicable securities laws and RBC Capital Markets has not made or prepared any valuation (including, without limitation, _a _formal valuation_ of the Company, as such term is defined in the Multilateral Instrument 61-101 or appraisal of the securities, assets or liabilities (including any contingent, derivative or off-balance -sheet assets and liabilities) of the Company, nor has RBC Capital Markets been furnished with any such valuations or appraisals, and the information contained in these materials should not be construed as any such valuation or appraisal. Pi has informed RBC Capital Markets that there has been no _prior valuation_ (as such term is defined in Multilateral Instrument 61-101) of Pi, its material assets or its securities in the past twenty-four month period.

Any calculations or value ranges indicated herein (i) are preliminary and should not be construed as opinions of RBC Capital Markets or their individual members as to value, fair market value, or prices at which a transaction would be considered fair from a financial point of view, and (ii) have not been subject to the processes that we apply to fairness opinions and valuations, including our due diligence process and our internal opinion review process and, accordingly, must not be considered to constitute a valuation, formal valuation, appraisal, professional opinion, or fairness opinion as contemplated under IIROC Rules 29.14 to 29.25 or Multilateral Instrument 61-101 and must not be relied upon or disclosed as constituting such a document or opinion.

RBC Capital Markets has not been authorized or engaged to consider or investigate, and RBC Capital Markets has not considered or investigated, alternatives that may be available to Pi nor has RBC Capital Markets been authorized to participate in, and RBC Capital Markets has not participated in, negotiations relating to any potential alternative transaction.

Employees of RBC Capital Markets are expressly prohibited from offering directly or indirectly a specific price target, or offering or threatening to change research, a rating or a price target, to a company as inducement for the receipt of business or compensation.

Table of Contents

I. Situation Overview II. Market Views of Pi III. Fairness Analysis

Appendix

A. Supplemental Material

2

Situation Overview

SECTION I

Introduction

? RBC Capital Markets (_RBC_) understands that Pi (the _Company_) is considering entering into an arrangement agreement (_Arrangement Agreement_) with a buying group (the _Buying Group_) consisting of certain entities managed by JLL Partners (_JLL_), certain third-party co-investors, affiliates of Delta (_Delta_) and certain members of Pi management (_Management_)

_ Under a Plan of Arrangement, the Buying Group will acquire all of the issued and outstanding restricted voting shares (the _Shares_) of Pi (the _Transaction_)

? Under the Transaction, holders of the Shares will receive US$9.32 in cash per Share

? Under the Transaction, the Buying Group will form a NewCo to be capitalized by cash contributed by JLL and certain pharmaceutical assets contributed in-kind by Delta

_ JLL and certain co-investors will be the investors in NewCo, together with Delta

_ Management will remain in place and participate in NewCo

? RBC understands that JLL Fund V, which indirectly owns 55.7% of the Shares and all of the special voting Class I, Preferred Shares, Series D (1),and that management and directors, who collectively own ~10%, will enter into voting agreements pursuant to which they will agree to vote their Shares in favour of the Transaction

? The Independent Committee of Pi has requested that RBC deliver an opinion (the _Fairness Opinion_) to the Board of Directors of Pi as to the fairness, from a financial point of view, of the consideration to be received by holders of Shares, other than the Buying Group, pursuant to the Transaction

(1) Special voting Class I, Preferred Shares, Series D, have the right to elect three of the nine members of the Board of Directors of Pi

4

Overview of the Transaction

Transaction Overview (4)

- The Buying Group forms NewCo for the purpose of acquiring Pi and absorbing Delta asset contribution
  - JLL and its co-investors provide cash equity capital to NewCo
  - NewCo borrows funds
- NewCo is directly acquiring the shares of Pi not already owned by JLL; separately, Newco is acquiring the limited partnership interests in JLL Fund V, for cash consideration equal to the number of shares JLL owns in Pi multiplied by US$9.32 per share
  - Delta receives (i) ~49% ownership of NewCo equity and (ii) PIK seller note at NewCo's holding company level
  - JLL and its co-investors receive ~51% ownership of NewCo equity

Transaction Structure



Delta
Delta Assets
Contributes
Select Assets
Seller Note +
~49% Equity Ownership
JLL and Co-investors
~51% Equity
Ownership
Cash
NewCo
(JLL + Delta + Management)
Cash
Debt Investors
Cash (US$9.32 per Pi Share)
Existing shareholders
Pi

Offer Price Analysis

US$/C$ in Millions, except per share amounts or otherwise noted

	Metric	Current (1)	Offer
Price (C$)		**C$5.95**	**C$9.73**
Price (US$)		**US$5.70**	**US$9.32**
Implied Transaction Values			
Equity Value		US$866	US$1,416
Enterprise Value (2)		US$1,410	US$1,960
Implied Premiums			
Current	C$5.95	0.0%	63.5%
20-Day VWAP	C$5.60	6.2%	73.7%
90-Day VWAP	C$6.08	(2.2%)	60.0%
Implied EV / EBITDA Multiples			
Base Case			
FY2013E	US$150	9.4x	13.1x
Adj. FY2013E EBITDA	US$178	7.9x	11.0x
PF FY2013E (3)	US$190	7.4x	10.3x

Key Transaction Terms

Terms	Description
Offer Price	• US$9.32 per share
Approvals	• Pi shareholder approval • Delta Supervisory Board approval
Structure	• Structured by way of a court-approved Plan of Arrangement • Subject to 66 2/3% Pi shareholder vote and majority of minority shareholder approval
Regulatory	• Investment Canada Act, Competition Act, HSR, European Commission and other applicable government approvals

Source: Company filings
Note: C$ converted to US$ at 0.9579 C$ per US$
(1) As of the close of November 15, 2013
(2) Based on October 31, 2013 projected balance sheet
(3) Pro forma full year impact of expected efficiencies and savings
(4) Based on currently available drafts of transaction documents

5

RBC Capital Markets®

Pi – Overview

Business Description[1]

- Pi provides drug development and manufacturing services to approximately 300 of the world's leading pharmaceutical and biotechnology companies
- It offers commercial manufacturing outsourcing activities and outsourced pharmaceutical development services
- Provides services to 19 of the world's 20 largest pharmaceutical companies, 8 of the world's largest biotechnology companies and 8 of the world's 10 largest specialty pharmaceutical companies
- Largest customer is Merck & Co. accounting for 11% of consolidated revenues
- Acquired Beta in 2012 for a price of US$269 million (10.8x EV / LTM EBITDA) which closed December 14, 2012

Map of Operations



Toronto
Whitby
Milton Park
Swindon
Tilburg
Durham
Cincinnati
Monza
High Point
Ferentino
Tokyo
Mexico City
Manati
Bourgoin

FY2013E Segmented Results (US$ in millions)

Pi

Revenue: $1,055
EBITDA %: 14%
'13 – '18 Rev CAGR: 6.8%

PDS[2]	CMO[2]	Beta[2][3]
Market Size: ~$2,000	Market Size: ~$14,000	Market Size: Multi-billion
Revenue: $147	Revenue: $653	Revenue: $255
EBITDA %: 29%	EBITDA %: 19%	EBITDA %: 8%
'13-'18 Rev CAGR: 6.8%	'13-'18 Rev CAGR: 6.4%	'13-'18 Rev CAGR: 7.6%
Market Share:	*Market Share:*	*Market Share:*
1) Pi (10%)	1) Catalent (11%)	1) Catalent (32%)
2) Almac (9%)	2) Pi (5%)	2) Pi (16%)
3) Lancaster Labs (8%)	3) Famar (5%)	3) Aenova (11%)
4) All Others (73%)	4) All Others (79%)	4) All Others (41%)

Financials (October 31 Fiscal Year End – US$ in millions)

	FY2007	FY2008	FY2009	FY2010	FY2011	FY2012	FY 2013E
CMO Revenue	518	578	530	545	523	613	653
Growth %		*11.5%*	*-8.3%*	*2.9%*	*-4.2%*	*17.3%*	*6.5%*
PDS Revenue	116	140	125	126	127	138	147
Growth %		*20.4%*	*-10.3%*	*0.6%*	*1.2%*	*8.7%*	*6.1%*
Beta Revenue	-	-	-	-	-	-	255
Total Revenue	**634**	**717**	**655**	**671**	**650** [4]	**752**	**1,055**
Growth %		*13.1%*	*-8.7%*	*2.5%*	*-3.2%*	*15.6%*	*40.3%*
CMO Adj. EBITDA	53	77	71	72	35	95	127
CMO Margin	*10.3%*	*13.4%*	*13.4%*	*13.3%*	*6.8%*	*15.5%*	*19.4%*
PDS Adj. EBITDA	30	42	33	36	24	31	42
PDS Margin	*26.2%*	*30.2%*	*26.1%*	*28.6%*	*18.9%*	*22.2%*	*28.6%*
Beta Adj. EBITDA	-	-	-	-	-	-	21
Beta Margin	-	-	-	-	-	-	*8.2%*
Corp Costs	0	(37)	(30)	(27)	(25)	(35)	(40)
Total Adj. EBITDA	**84**	**83**	**74**	**81**	**35** [4]	**91**	**150**
Total Adj. Margin%	*13.3%*	*11.5%*	*11.3%*	*12.1%*	*5.3%*	*12.0%*	*14.2%*

(1) Source: Company Filings, Wall Street Research
(2) Source: Pi Management Presentation (October 2, 2013). Margins are shown on a segmented basis & before any corporate costs
(3) Beta was acquired in December 2012, and is not reflected in 2012 results
(4) Excludes US$50 million revenue / EBITDA contribution associated with a contract cancellation payment

6

RBC Capital Markets®

Market Views of Pi

SECTION II

Pi – Overview of Strategic Transformation



September 2011: Board approves new corporate strategy
October 2012: Announces Beta Acquisition
Share Price (C$)
Total Trading Volume (000s)
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
Jan-08
Aug-08
Apr-09
Dec-09
Aug-10
Mar-11
Nov-11
Jul-12
Mar-13
Nov-13
(A)
(B)
(C)
(D)
(E)
(F)
(G)
(H)
(I)
(J)
(K)
(L)
(M)
(N)
(O)



Org. Growth Rates(1)
'11 – '13: 11%
'13 – '14: 8%
Beta
Revenue (US$mm)
$634
$717
$655
$671
$650
$752
$943
$144
$1,055
$255
$1,055
$255
$1,144
$277
2007A
2008A
2009A
2010A
2011A(2)
2012A
LTM
2013E
2013PF
2014E



Adjusted EBITDA (US$mm)
$84
13%
$83
12%
$74
11%
$81
12%
$35
5%
$91
12%
$115
$12
12%
$150
$21
14%
$190
$34
18%
$204
$45
18%
2007A
2008A
2009A
2010A
2011A(2)
2012A
LTM
2013E
2013PF
2014E

Key Events in Pi's Transformation

Strengthen Core Operations

- A) Hires James Mullen as CEO
- C) Completes sale of Carolina, PR facility
- D) Commits to adjusting scale & scope of Swindon facility, including a $58mm write-down
- E) Rationalizes work-force, terminating 91 FTEs
- F) Sells clinical packaging & distribution business
- I) Appoints new president of Global PDS
- K) Completes credit & equity financings to fund Beta Pharmacap acquisition and strengthen B/S
- M) Enters sale / leaseback arrangement for Caguas, PR facility
- N) Announces plan to shut down Olds, Alberta facility

Sell Business Differently

- B) Enters agreement with PROCAPS regarding marketing & manufacturing of softgel pharmaceuticals
- G) Appoints new SVP, Quality & Continuous Improvement
- J) Appoints new president of new proprietary products business unit
- L) Appoints new EVP, Global R&D & CSO
- O) Nine months Y/Y: revenue increases 36% & Adj. EBITDA margin increases 353 bps to 13.0%

Enter Logical Adjacencies / **Drive Industry Consolidation**

- H) Announced acquisition of Beta Pharmacaps adding proprietary products & softgel technologies

Source: Company Filings, PI Management projections
(1) Forecasted data based on PI Management projections, PI historical data based on Company Filings, Beta information as provided by Management
(2) Excludes US$50 million revenue / EBITDA contribution associated with a contract cancellation payment

8

RBC Capital Markets®

Pi – Equity Research Summary

				Implied	Revenue (US$mm)		EBITDA (US$mm)		
Firm	Date	Recommendation	Target (C$)	Return[1]	2013E	2014E	2013E	2014E	2015E
TD Securities	06-Sep-13	Buy	$8.00	34.5%	1,023.4	1,122.0	142.8	172.8	n/a
Euro Pacific Canada	06-Sep-13	Buy	$7.50	26.1%	1,010.0	1,095.0	141.0	164.0	176.1
RBC Capital Markets	05-Sep-13	Outperform	$7.00	17.6%	1,013.8	1,127.8	140.7	180.1	n/a
Average			**$7.50**	**26.1%**	**1,015.7**	**1,114.9**	**141.5**	**172.3**	**176.1**
		EBITDA Margin					*13.9%*	*15.5%*	*15.6%*
		Management Forecast			**1,054.7**	**1,143.8**	**149.6**	**203.9**	**229.9**
		EBITDA Margin					*14.2%*	*17.8%*	*18.9%*
		Difference ($)			**38.9**	**28.8**	**8.1**	**31.6**	**53.8**
		Difference (%)			**3.8%**	**2.6%**	**5.7%**	**18.4%**	**30.5%**

Price Targets

“Our $7.00 price target is based on a 8.0x EV/EBITDA multiple applied to our 2014 estimates, yielding a value of $6.73. **The 8.0x multiple is a discount to comps in the contract research and manufacturing sector**, primarily due to the relatively early nature of Pi's turnaround and integration of Beta”

Douglas Miehm
(RBC, September 5, 2013)

“We are **increasing our target price to C$8.00 from C$6.50, reflecting a 9.5x multiple** on our F2014 EBITDA estimate of $173 million. We increased our multiple from 8x to reflect 1) increased confidence in our F2014 forecast, and 2) untapped growth potential within the Beta business… We believe that Pi is (for the first time) **delivering growth and profitability performance that is in line with its peer group**. In addition, Pi has the advantage of being an industry leader in a much less crowded, less competitive operating environment.”

Lennox Gibbs
(TD Securities, September 6, 2013)

Forecasts

“**Our base case assumes the company achieves ~18% EBITDA margins rather than the ~20% goal management is attempting to achieve.**

The company continues to expect revenues to exceed $1B in 2013. Beta related synergies are expected to be $6.5M and $12.5M in 2013 and 2014. Savings from the closure of the Olds, AB facility should result in $2M of savings this year and $10M going forward. The Caguas facility will be closed at calendar year end with expected savings of $3M once it is consolidated into the other Puerto Rican operations.”

Douglas Miehm
(RBC, September 5, 2013)

“Our early discussions with management suggest that **there may be potential for upside to these forecasts based on untapped growth and profitability opportunities** within the newly acquired Banner. Patheon is in the early stages of a strategic review of that business. Potential initiatives include 1) retention of greater value from future products that may incorporate Banner's soft-gel technology; and 2) continued shift from the company's nutrition roots.”

Lennox Gibbs
(TD Securities, September 6, 2013)

9
Source: Available equity research reports
(1) Implied return based on November 15, 2013 closing price

RBC Capital Markets®

Industry Key Financial Metrics and Expectations for Growth


Revenue Growth
EBITDA Margin
EBITDA Growth
Pi & Delta Statistics
CMOs
CY'10 – CY'13 CAGR Historical
CY'13 – CY'14E Growth
Pi (Consensus)(2) 4.6% Beta(1) 2% 8.2%
Pi (Mgmt)(2) 6.3% Beta(1) 2% 8.1%
Beta (Stand Alone)(1) 2.1% 8.6%
Delta 4.8% 5.8%
CMO Average 13.6% 10.2%
Biocon 2.2% 18.3%
Albany Molecular(4) 8.7% 11.7%
Catalent 34.6% 7.5%(5)
Cambrex 11.4% 7.0%
Lonza Group 10.9% 6.3%
CY'10 – CY'13 Avg. Historical
CY'14E
Pi (Consensus)(3) 10.6% 15.5%
Pi (Mgmt)(3) 10.7% 18.0%
Beta (Stand Alone)(1) 10.0% 16.3%
Delta 13.5% 14.5%
CMO Average 18.7% 20.8%
Catalent 21.2% 23.0%(5)
Biocon 22.9% 22.6%
Cambrex 19.8% 21.3%
Lonza Group 20.0% 18.7%
Albany Molecular 9.7% 18.6%
CY'10 – CY'13 CAGR Historical
CY'13 – CY'14E Growth
Pi (Consensus)(2) 11.0% Beta(1) 14% 17.9%
Pi (Mgmt)(2) 14.6% Beta(1) 13% 31.2%
Beta (Stand Alone)(1) (6.3)% 85.8%
Delta 3.6% 12.8%
CMO Average 29.9% 11.8%
Biocon 4.5% 19.4%
Catalent 47.9% 17.1%(5)
Lonza Group 0.0% 16.2%
Cambrex 17.3% 5.2%
Albany Molecular 79.8% 0.8%

10

Note: based on calenderized Bloomberg estimates

(1) Beta financials based on Pi Management projections and Company Filings

(2) Excluding Beta in 2013E. Beta 2013E values based on Pi Management projections

(3) 2011 EBITDA normalized for US$50mm compensation paid to Pi related to a contract cancellation

(4) Excluding royalties (which are currently winding up)

(5) FY2014E

RBC Capital Markets®

Market Multiples

EV / NTM EBITDA EV / CY_14E EBITDA

Avg. Since:

Jan, 2007 Trough Feb, 2009 Sept, 2011 Current (1) Pi (Consensus) 8.2x

Pi 6.6x 6.5x 7.2x 8.5x (2)

Pi (Mgmt) 6.8x

CMO 8.4x 7.9x 6.9x 9.2x CRO 9.8x 8.7x 9.0x 11.1x

Delta 8.4x

20.0x

17.5x CMO Average 9.2x

Lonza Group 9.6x 15.0x Cambrex 9.3x Albany Molecular 9.0x

12.5x

EBITDA Biocon 8.9x

NTM 10.0x / EV

CRO Average 10.9x

7.5x

WuXi PharmaTech 11.8x

ICON Public Limited 11.5x

5.0x

Quintiles Transnational 11.3x

2.5x

Covance 10.8x

Charles River Labs 10.6x

0.0x

Jan-07 Oct-07 Jul-08 Apr-09 Jan-10 Oct-10 Jul-11 Apr-12 Jan-13 Nov-13

Parexel 9.6x

Pi CMO Index CRO Index

11 Source: CapitalIQ

Note: CMO index includes Biocon, Lonza Group, Cambrex and Albany Molecular. CRO index includes WuXi, Parexel, ICON Public, Covance, Quintiles, Charles River, PPD (taken private in December, 2011) Each companies trading data included while public (1) Based on EV / NTM EBITDA (Based on forecasted EBITDA estimate of next four fiscal quarters) (2) Based on Management forecast CY_14 EBITDA of $208.3 million

Relative Trading Performance

Relative Trading Analysis (Since New Corporate Strategy _ September 9, 2011)

375%

300% 288%

225%

150% 175% 90%

75%

82%

0% 56%

(75%)

Sep-11 Dec-11 Apr-12 Aug-12 Nov-12 Mar-13 Jul-13 Nov-13

Pi Delta CMO Index CRO Index S&P 500

Relative Trading Analysis (Since January 1, 2007)

150%

86%

100%

56%

50% 27% 24%

0%

19%

(50%)

(100%)

Feb-07 Feb-08 Jan-09 Jan-10 Dec-10 Dec-11 Nov-12 Nov-13

Pi Delta CMO Index CRO Index S&P 500

Over the last 2 years, CMO_s have meaningfully outperformed the broader market

12 Source: Bloomberg

Note: CMO index includes Biocon, Lonza Group, Cambrex and Albany Molecular. CRO index includes WuXi, Parexel, ICON Public, Covance, Quintiles, Charles River, Pharmaceutical Product Development (taken private in December, 2011). Each companies trading data included while public

Pi _ Shareholder Summary

Shareholder Overview Share Accumulation (C$)

Shares % of 100.0% 100.0%

Held Outstanding

Current Price: C$5.95

I. Interested Parties (1) Float: 47.8M 85.2% 86.5%

JLL Patheon Holdings LLC 78,524,986 55.7% Turnover Period: 2.7 Years Mullen, James Charles 2,312,085 1.6% 80.0% Lytton, Michael 379,030 0.3%

Total Interested Parties 81,216,101 57.6% 70.7% 62.1%

II. Other Identified Shareholders (1)(2) 60.0%

Viso, Joaquín 11,689,698 8.3% 54.5% CI Investments Inc. 8,301,065 5.9%

46.2%

OppenheimerFunds, Inc. 2,602,342 1.8% TD Asset Management, Inc. 2,004,482 1.4%

40.0%

Hesperian Capital Management Ltd. 1,680,000 1.2%

Altrinsic Global Advisors, LLC 1,437,139 1.0% 30.3% Fiera Capital Corporation 1,230,802 0.9% AGF Management Limited 300,000 0.2% Shaw, Brian 110,939 0.1% 20.0% 16.3% 15.9%

14.0% 14.0% 14.4% 13.5%

Other Identified Shareholders 671,345 0.5%

8.3% 7.5% 8.7%

Total Other Identified Shareholders 30,027,812 21.3%

1.3%

III. Retail and Unidentified Institutional Shareholders 29,686,612 21.1% 0.0% $0.75—$1.25—$1.75—$2.25—$2.75—$3.25—$3.75—$4.25—> $4.74 $1.24 $1.74 $2.24 $2.74 $3.24 $3.74 $4.24 $4.74

Total Shares Outstanding (3) 140,930,525 100.0% % of Total Cumulative %

Trading Liquidity Institutional Shareholders by Geography

Europe

(C$) Average Daily Average Daily Aggregate Value USA 0.2% VWAP Volume Value Traded 22.8%

30-Day $5.70 42,472 $242,135 $7,264,043 250-Day $4.57 67,719 $309,354 $77,338,519 1 Float Turn $2.89 72,263 $208,553 $134,933,881

Canada 77.0%

Pi shares are relatively illiquid and the float has turned over at a deep discount to today_s trading level

13 (1) SEDI as at November 15, 2013 (2) Capital IQ as at November 15, 2013

(3)	As provided by Pi Management (As at October 31, 2013)

Fairness Analysis

SECTION III

Scope of Review

? RBC has reviewed and relied upon, among other things, the following information received from Pi:

_ Most recent draft of the Arrangement Agreement, dated November 14, 2013

_ The general form of Voting and Support Agreements

_ Audited consolidated financial statements of the Company for each of the five years ended October 31, 2007 through 2012

_ Annual reports of the Company for each of the two years ended October 31, 2011 and 2012;

_ Unaudited financial forecast for the Company on a consolidated basis and segmented by operating segment prepared by management of the Company for the years ending October 31, 2013 through 2017;

_ Unaudited internal management draft budget of the Company on a consolidated basis and segmented by operating segment for the year ending October 31, 2014

_ Internal executive and board presentations prepared by Management regarding the Company_s strategic plan, acquisition history, financial and operating performance;

_ Discussions with senior management of the Company, including the Chief Executive Officer, Chief Financial Officer and the Executive Vice President, Corporate Development;

_ Public information relating to the business, operations, financial performance and stock trading history of the Company and other selected public companies considered by us to be relevant;

_ Public information with respect to other transactions of a comparable nature considered by us to be relevant;

_ Public information regarding the pharmaceutical outsourcing industry; and

_ Such other corporate, industry and financial market information, investigations and analyses as RBC considered necessary or appropriate in the circumstances.

15

Fairness Approach

? In considering the fairness, from a financial point of view, to holders of Shares other than the Buying Group, of the consideration to be received by holders of Shares pursuant to the Transaction, RBC principally considered and relied upon the following:

_ A comparison of the consideration under the Transaction to the results of a discounted cash flow (__DCF__) analysis of the Company;

_ A comparison of selected financial multiples implied under the Transaction to multiples paid under selected precedent contract drug development and manufacturing services transactions; and

_ A comparison of the premiums implied under the Transaction to those premiums paid in precedent go-private transactions in Canada

? RBC also reviewed the market trading multiples of select publicly traded contract drug development and manufacturing services companies. However, given that public company reference ranges generally reflect minority discount values rather than _en bloc_ values and a lack of pure play comparables, RBC placed limited reliance on this methodology

16

Overview of Consolidated Forecast

Commentary Financial forecast

? 4-year forecast developed by Pi_s US$ millions, unless otherwise noted

management and reviewed by RBC Consolidated CAGR / Average

Income Statement Summary FY2011A FY2012A FY2013E FY2014E FY2015E FY2016E FY2017E FY2018E ‘11E-‘13E ‘13E-‘18E Revenue

_ FY2014 is built by facility CMO 573 613 653 705 747 792 840 890 6.8% 6.4% PDS 127 138 147 162 171 182 193 204 7.4% 6.8%

_ FY2015 -FY2017 is built from a top- Beta — 255 277 299 322 344 368 n/a 7.6%

down approach Total Revenue 700 752 1,055 1,144 1,218 1,295 1,376 1,462 22.7% 6.8%

Growth 4.3% 7.4% 40.3% 8.4% 6.5% 6.4% 6.2% 6.3%

Gross Margin

? FY2018 extrapolated by RBC based on CMO 142 150 182 216 235 255 277 297 13.0% 10.3% Management guidance PDS 3949 617176 818691 24.5% 8.3%

Beta — 70 88 96 104 112 120 n/a 11.3%

Total Gross Margin 182 199 313 375 406 439 474 507 31.2% 10.2%

? Significant management adjustments exist % of Revenue 25.9% 26.5% 29.6% 32.8% 33.4% 33.9% 34.4% 34.7% 27.4% 33.1%

that bridge FY2013 EBITDA to PF EBITDA (Excl. Corporate)

FY2013 EBITDA (~$190 million/18% CMO 86 95 127 157 174 193 213 231 21.0% 12.7%

margin) PDS 2431 425155 596468 32.7% 10.0% Beta — 21 45 50 56 62 67 n/a 26.7%

Total EBITDA (Excl. Corporate) 111 126 190 253 280 309 339 366 30.9% 14.1%

? Margin expansion the result of Corporate Expenses (25) (35) (40) (49) (50) (51) (52) (55) 25.8% 6.5%

Total EBITDA 85 91 150 204 230 257 287 311 32.4% 15.8%

_ Continued OE initiatives and network % of Revenue 12.2% 12.1% 14.2% 17.8% 18.9% 19.9% 20.8% 21.3% 12.8% 18.8% rationalizations Capital Expenditures Capex

_ Operational leverage, including use of Maintenance 14 15 21 22 24 25 26 28 20.7% 6.0%

excess capacity Growth 18 21 28 31 33 35 37 39 25.0% 6.6%

Total Capex 32 36 49 53 56 60 63 67 23.1% 6.4%

% of Revenue 4.6% 4.8% 4.7% 4.6% 4.6% 4.6% 4.6% 4.6% 4.7% 4.6%

? Beta margin expansion driven by implementing OE initiatives and Financial Metrics integration Revenue Growth (YoY)

CMO 5.0% 7.1% 6.5% 8.0% 6.0% 6.0% 6.0% 6.0% 6.2% 6.4% PDS 1.2% 8.7% 6.1% 10.0% 6.0% 6.0% 6.0% 6.0% 5.3% 6.7%

? ~6.8% revenue growth through the Beta (1) 9.9% 3.1% (5.2%) 8.7% 8.0% 7.5% 7.0% 7.0% 2.6% 5.5%

forecast period EBITDA Margin

CMO 15.1% 15.5% 19.4% 22.3% 23.3% 24.4% 25.4% 25.9% 16.6% 23.4%

_ CMO segment has significant revenue PDS 18.9% 22.2% 28.9% 31.5% 32.1% 32.7% 33.3% 33.5% 23.3% 32.0% under contract Beta (1) 9.3% 9.2% 8.1% 16.2% 16.9% 17.5% 18.0% 18.2% 8.9% 15.8%

_ Strong backlog of new business from PDS business

17 Source: Company filings, Management projections and RBC analysis

Note: FY2011A -FY2012A exclude Beta, FY2013E pro forma full-year Beta acquisition. Fiscal year end is October 31 (1) FY2011A -FY2012A Beta results are prior to acquisition by Pi

Pi – Financial Forecast Observations

Key Drivers	Considerations
Near term EBITDA margin expansion	• Improvements the result of significant OE programs undertaken in FY2013 coupled with implementation of additional identified initiatives in remainder of FY2013 and over the course of FY2014 • EBITDA margin expansion from 12.1% in FY2012A to 17.8% in FY2014E • Pro forma FY2013E EBITDA (~$190 million) margin of 18.0% – FYQ3 2013 Adjusted EBITDA [1] margin of ~15.4% (excluding pro forma cost savings)

Revenue growth	• **CMO Revenue Growth (FY2013E-FY2018E CAGR: 6.4%)**
	  – Historical ('11-'13) revenue CAGR in Pi's CMO segment: 6.8% (5.4% from '09-'13)
	    – Growth was primarily driven by improved performance in North American and Italian operations
	  – Industry estimate for global CMO growth over CY'13 – '16 is 7.0%
	• **PDS Revenue Growth (FY2013E-FY2018E CAGR: 6.8%)**
	  – Historical ('11-'13) revenue CAGR in Pi's PDS segment: 7.4% (4.1% from '09-'13)
	    – Growth was primarily attributed to improved performance in select North American operations
	  – Industry estimate for global PDS growth over '13 –'16 is 6.9%
	• **Soft-gel Revenue Growth (FY2013E-FY2018E CAGR: 7.6%)**
	  – Historical ('11-'13) revenue growth for Beta: (1.2%)
	  – Industry estimate for OTC & Nutritional market growth ('10 – '14) is 11%
	• Comparable CMO companies [2] have a consensus forecasted revenue CAGR of 8.9% (CY'13-CY'15) relative to Pi's forecasted 5 year revenue CAGR of 6.8%

Ability to grow EBITDA margin beyond FY2014E (17.8% to 21.3%)	• Management has publicly stated objective of achieving ~20% EBITDA margin • Future initiatives to leverage cost structure and manage cost inflation through continued OE initiatives – ~28% of costs (incl. corporate costs) are fixed (1% increase in FY2014E revenue growth increases EBITDA by ~1.9%) • EBITDA margin expansion contingent upon continued success of OE initiatives and Beta synergy realization • Overall CMO peer CY2014E EBITDA margin of ~20.8%; the largest competitor, Catalent, has forecasted EBITDA margin of ~23.0% in CY2014E[3]

Source: Company filings, Management Presentation, Management projections, Street Research

(1) Adjusted EBITDA is defined as income (loss) from continuing operations before repositioning expenses, interest expense, foreign exchange losses reclassified from other comprehensive income (loss), refinancing expenses, acquisition and integration costs (including certain product returns and inventory write-offs recorded in gross profit), gains and losses on sale of capital assets, income taxes, asset impairment charges, D&A, stock-based compensation expense, consulting costs related to OE initiatives, purchase accounting adjustments, acquisition-related litigation expenses and other income and expenses

(2) Includes Lonza, Cambrex, Albany Molecular and Biocon

(3) As per Deutsche Bank research report dated September 12, 2013

18

RBC Capital Markets®

FY2013E EBITDA to Pro Forma FY2013E EBITDA Bridge

(US$ millions)

2013 EBITDA Bridge Analysis	US$	% of Rev.
GAAP EBITDA	**$79.7**	7.6%
Refinancing Expenses	29.2	
Beta Acquisition Expenses	18.5	
Asset Impairments	10.1	
Repositioning & Other Expenses	12.0	
Adjusted EBITDA	**$149.6**	**14.2%**
Pi OE Savings	13.7	
Beta pre-Acq. Stub-period EBITDA	(1.5)	
Beta 'Norm.' Stub-period EBITDA	5.7	
Beta OE Savings	1.8	
Beta Integration Synergies	6.4	
Caguas Shutdown Savings	3.2	
Olds Site Shutdown Savings	11.0	
Pro Forma Adjusted EBITDA	**$190.1**	**18.0%**
Less: Bonus	(8.0)	
Less: Beta 'Norm.' Stub-period EBITDA	(5.7)	
Add: Beta pre-Acq. Stub-period EBITDA	1.5	
Adj. FY2013E EBITDA	**$177.8**	**16.9%**

EBITDA Adjustment	Description
FY2013 Adjusted EBITDA to FY2013 Pro Forma Adjusted EBITDA	
Pi OE Savings (~$13.7)	▪ Pro forma impact of the realized savings as at Apr. 2013 ▪ Management estimated FYQ4 2013 additional OE savings of $0.9 million and applied the run-rate back to prior periods
Beta pre-Acquisition Stub-period EBITDA (~-$1.5)	▪ Pro forma EBITDA from Beta operations for pre-acquisition period (Nov. 1, 2012 to Dec. 15, 2012)
Beta Adj. to Normalize Stub-period EBITDA (~$5.7)	▪ Management adjustment to reported EBITDA for the period to reflect normalized gross profit and SG&A expense levels (~$5.7 million)
Beta OE Savings (~$1.8)	▪ Management estimates that at the Beta facilities, Pi could achieve run-rate savings from implementation of OE programs of ~$9 million ▪ Implementation of the OE programs has begun and Pi has estimated realized savings of $0.3 million in FYQ3 2013
Beta Integration Synergies (~$6.4)	▪ Beta and Pi headcount reductions and other expenditure decreases (e.g., tradeshows, procurement, etc.) as a result of the combination of the two companies
Caguas Shutdown Savings (~$3.2)	▪ Pi is in the process of shutting down the Caguas facility ▪ Adjustment to reflect the net impact of consolidating the Caguas revenue (Dec. 2013) into the Manati facility
Olds Site Shutdown Savings (~$11.0)	▪ Pi is in the process of shutting down the facility ▪ Adjustment represents the net cost savings from shifting the Olds production (Oct. 2013) to High Point and Tilburg

19 *Source: Company filings, Management projections and Management presentation*

RBC Capital Markets®

Discounted Cash Flow Analysis

(US$ millions except for per share data)

Assumptions Unlevered Free Cash Flow Forecast

? Terminal year capex Free Cash Flow Summary CAGR / Avg. reduced to account for FY2014E FY2015E FY2016E FY2017E FY2018E Term. ‘13E-‘18E lower growth Revenue $1,144 $1,218 $1,295 $1,376 $1,462 $1,495 6.8%

Growth 8.4% 6.5% 6.4% 6.2% 6.3% 2.3%

_ Terminal year D&A

EBITDA $204 $230 $257 $287 $311 $318 15.8% equal to terminal year % of Revenue 17.8% 18.9% 19.9% 20.8% 21.3% 21.3% 18.8% capex Less: Cash Taxes (30) (35) (40) (45) (49) (59) Less: Capital Expenditures (53) (56) (60) (63) (67) (55) 6.4% ? $2 million (pre-tax) cash Add / (Less): Changes in Working Capital (14) (8) (8) (9) (8) (3) payments included to Less: Repositioning Expenses (After-tax) (10) (6) — —Less: Other Cash Payments (After-tax) (7) — — -fund pension deficit Less: Excess Pension Funding (After-tax) (2) (2) (2) (2) (2) -

20% cash tax Unlevered Free Cash Flow $88 $123 $149 $168 $185 $201

? rate

FY2014E -FY2018E, Discounted Cash Flow Summary (10.0% WACC) EBITDA Method

22.5% in terminal year

DCF Summary Equity Value per Share (US$)

US$ millions, unless otherwise noted Terminal Value Method WACC Terminal EBITDA Multiple

EBITDA % GRIP % 11.5 8.0x 8.5x 9.0x 9.5x 10.0x

Terminal Year EBITDA / FCF 311 201 8.00% $11.37 $12.06 $12.76 $13.46 $14.15

Terminal EBITDA Mult / Perp. Growth Rate 9.0x 2.25% 9.00% 10.77 11.44 12.10 12.77 13.43

Terminal Enterprise Value 2,802 2,592 10.00% 10.20 10.84 11.48 12.11 12.75 PV of Terminal Enterprise Value 1,740 76% 1,688 75% 11.00% 9.67 10.28 10.88 11.49 12.10

PV of Cash Flows 549 24% 549 25% 12.00% 9.16 9.74 10.32 10.90 11.48

Enterprise Value 2,288 100% 2,236 100% GRIP Method

Less: Net Debt (FY2013E) (544) (544)

Equity Value 1,744 1,692 Equity Value per Share (US$)

Equity Value per Share $11.48 $11.14

WACC Perpetual Growth Rate

Equity Value per Share (C$) $11.98 $11.63 11.1 1.75% 2.00% 2.25% 2.50% 2.75%

Average (US$) $11.31 8.00% $15.24 $15.83 $16.47 $17.17 $17.93 9.00% 12.55 12.96 13.41 13.88 14.40 10.00% 10.51 10.82 11.14 11.48 11.84 11.00% 8.92 9.15 9.39 9.64 9.91 12.00% 7.64 7.82 8.00 8.20 8.40

Denotes values below US$9.32 (C$9.73)

20 Source: Company reports, Management projections, RBC analysis, Bloomberg Note: C$ figures converted to US$ at 0.9579 C$ per US$

Discounted Cash Flow Analysis _ Forecast Sensitivity

Revenue Growth / EBITDA Margin Sensitivity Commentary

Equity Value per Share (US$) ? For reference purposes

Implied Rev. Abs. Annual _ FY2013E EBITDA margin: 14.2%

CAGR Rev. Growth Implied Avg. EBITDA Margin (‘14E-‘18E) /

‘13E-‘18E +/- Change Absolute Annual EBITDA Margin +/- Change _ Adj. FY2013E margin: 16.9% 19.7% 16.7% 17.7% 18.7% 19.7%

6.8% 11.3 (3.0%) (2.0%) (1.0%) 0.0% _ FY2014E EBITDA margin: 17.8%

3.8% (3.0%) $5.33 $6.10 $6.88 $7.65

_ Management margin estimate is 2.3%

4.8% (2.0%) 6.45 7.24 8.04 8.84

7.60 8.41 9.23 10.05 higher than consensus estimate

5.8% (1.0%)

6.8% 0.0% 8.78 9.62 10.46 11.31

? Based on a average of 9.0x terminal EBITDA multiple, 2.25% GRIP and 10.0% WACC, current

Denotes values below US$9.32 (C$9.73) offer of US$9.32 (C$9.73) implies

_ FY2013E -FY2018E EBITDA CAGR below

Implied EBITDA ‘13E-‘18E EBITDA CAGR

~13.1% vs. forecast of 15.8%

Implied Rev. Abs. Annual

CAGR Rev. Growth Implied Avg. EBITDA Margin (‘14E-‘18E) / ‘13E-‘18E +/- Change Absolute Annual EBITDA Margin +/- Change 18.8% 16.7% 17.7% 18.7% 19.7% 0.2 (3.0%) (2.0%) (1.0%) 0.0% 3.8% (3.0%) 5.5% 6.9% 8.3% 9.5% 4.8% (2.0%) 7.9% 9.2% 10.5% 11.7% 5.8% (1.0%) 10.2% 11.4% 12.6% 13.8% 6.8% 0.0% 12.3% 13.5% 14.7% 15.8%

21 Source: Company reports, Management projections, RBC analysis, Bloomberg Note: C$ figures converted to US$ at 0.9579 C$ per US$

Precedent Transaction Analysis

Contract Manufacturing Organizations

- Pi's acquisition of Beta was the most recent relevant transaction and was executed at 10.8x EV / Trailing EBITDA (7.1x EV / Estimate Synergized Trailing EBITDA at Time of Acquisition)
- Pi's trailing EBITDA is subject to a number of material adjustments

(US$ in millions, unless otherwise noted)

Ann. Date	Acquiror	Target	Premium	EV	EV / Revenue	EV / EBITDA	EBITDA Margin	Trail. Rev. Growth
06-Mar-13	Ajinomoto	Althea		$175	3.3x	na	na	n/a
31-Dec-12	Warburg Pincus	JHP Pharma		$195	na	na	na	n/a
29-Oct-12	Pi	Beta		$269	1.0x	10.8x	9.2%	5.9%
04-Oct-12	Mayne Pharma	Metrics		$105	2.0x	6.5x	31.2%	n/a
06-Aug-12	BC Partners	Aenova		€$500	2.0x	9.4x	21.2%	n/a
18-May-12	Delta	Ocean Nutrition Canada		C$540	2.8x	9.4x	30.3%	20.0%
19-Aug-11	Catalent Pharma Solutions	Aptuit (Clinical Trials Business)		$407	2.1x	10.1x	20.4%	18.7%
04-Apr-11	KKR	Capsugel		$2,375	3.2x	11.3x	28.0%	2.9%
24-Feb-11	Eurofins	Lancaster Laboratories		$200	1.7x	8.0x	21.7%	n/a
30-Apr-08	Dr. Reddy's Laboratories	BASF (CMO Segment)		$40	0.9x	6.2x	15.0%	n/a
04-Apr-08	Jubilant Organosys	Draxis Health	41.2%	$233	3.0x	nmf	10.4%	(11.4%)
03-Aug-07	CK Life Sciences	Lipa Pharmaceuticals	18.8%	A$114	1.3x	9.6x	13.4%	13.0%
24-Apr-07	Jubilant Organosys	HollisterStier Laboratories		$123	2.2x	11.2x	19.8%	n/a
25-Jan-07	Blackstone	Cardinal (Catalent Pharma Solutons)		$3,217	2.0x	14.3x	13.9%	6.3%
		Mean	**30.0%**		**2.1x**	**9.7x**	**19.6%**	**7.9%**
		Median	**30.0%**		**2.0x**	**9.6x**	**20.1%**	**6.3%**
		Mean (Post January 1, 2011)			**2.3x**	**9.6x**	**23.4%**	**11.9%**
		Median (Post January 1, 2011)			**2.1x**	**9.8x**	**24.6%**	**12.3%**

Pi - Offer US$9.32/sh

Implied Enterprise Value	Revenue (FY2013)	EBITDA (Adj FY2013)	EV / Revenue	EV / EBITDA	EBITDA Margin
$1,960	$1,055	$178	1.9x	11.0x	16.9%
$1,960	$1,055	$150	1.9x	13.1x	14.2%

The consideration of US$9.32 per Pi share implies an EV / EBITDA multiple which is higher than the multiples paid in recent precedent transactions

22 *Source: Public Filings, press releases, select street research and RBC estimates*

RBC Capital Markets®

Comparable Trading Analysis

? Comparable trading analysis does not capture an en-bloc value of a company and is hence less relevant for the current context

? There are no perfect public comparable companies to Pi

_ The most relevant of the available public comparables to Pi are the Contract Manufacturing Organizations companies included below (Lonza, Biocon, Cambrex, Albany Molecular)

(US$ millions, except share data, unless otherwise noted)

Share Market Enterprise EV / EBITDA (2) P/E (2) Rev Gr (2) EBITDA Gr (2) EPS Gr (2) LTM EBITDA Total Debt / Company Price (1) Cap Value CY13E CY14E CY13E CY14E CY13E/CY14E CY13E/CY14E CY13E/CY14E Margin LTM EBITDA

Contract Manufacturing Organization

Lonza Group CHF 86.90 $5,028 $7,777 11.2x 9.6x 16.9 x 14.4 x 6% 16% 18% 18% 4.2x Biocon INR 371.85 $1,179 $1,065 10.7x 8.9x 19.5 x 16.4 x 18% 19% 19% 23% 0.8x Cambrex US$18.84 $593 $656 9.8x 9.3x 22.9 x 18.3 x 7% 5% 25% 24% 1.5x Albany Molecular US$14.12 $465 $433 9.1x 9.0x 21.4 x 22.1 x 12% 1% (3%) 16% 0.2x

Median 10.2x 9.2x 20.4 x 17.4 x 9% 11% 18% 21% 1.1x Mean 10.2x 9.2x 20.2 x 17.8 x 11% 10% 15% 20% 1.7x

Contract Research Organization

Quintiles Transnational US$43.98 $5,967 $7,342 12.2x 11.3x 21.5 x 19.3 x 8% 8% 12% 16% 3.5x Covance US$86.79 $5,027 $4,699 12.7x 10.8x 27.2 x 22.8 x 9% 17% 19% 17% 0.7x Parexel US$43.10 $2,499 $2,695 11.4x 9.6x 23.5 x 19.1 x 10% 19% 23% 13% 2.2x Charles River Labs US$51.73 $2,542 $3,043 11.1x 10.6x 18.0 x 16.8 x 4% 4% 7% 22% 2.5x ICON Public Limited US$39.98 $2,495 $2,276 13.3x 11.5x 24.0 x 20.3 x 10% 16% 18% 12% 0.0x WuXi PharmaTech US$32.10 $2,376 $2,081 13.3x 11.8x 18.5 x 17.1 x 15% 13% 8% 26% 0.4x

Median 12.5x 11.1x 22.5 x 19.2 x 9% 14% 15% 16% 1.5x Mean 12.3x 10.9x 22.1 x 19.2 x 9% 13% 15% 17% 1.6x

Pi C$5.95 $837 $1,414 9.6x 8.2x 25.1 x 14.7 x 8% 18% 70% 12% 5.4x Pi (Mgmt) C$5.95 $837 $1,414 8.9x 6.8x n/a n/a 8% 31% n/a 12% 5.4x Delta €58.28 $14,083 $16,907 9.4x 8.4x 17.7 x 14.7 x 6% 13% 20% 13% 2.1x

Pi—Offer US$9.32/sh (3) (4) (4)

Pi C$9.73 $1,416 $1,960 13.4x 11.3x 41.0 x 24.1 x 8% 18% 70% 12% 5.4x

The values implied by public company trading multiples were below DCF and precedent transaction values

23 (1) Prices as of Nov-15-2013

(2) Forward estimates are Bloomberg consensus calendarized as at Nov-15-2013 (3) Management projections (as per balance sheet data as at October 31, 2013) (4) Based on calenderized analyst estimates

Precedent Go -Private Premiums Analysis

1-Day Prior to Announcement

64% $9.32

48%

38% Purchase Average: 27% 30% Price

21% (US $

18%

17% per 14% 15%

55 5 share)

(1)
3
2	22 2

-

2005 2006 2007 2008 2009 2010 2011 2012 2013YTD

Number of Transactions Average 1-Day Premium

The consideration of US$ 9.32 per Pi Share represents a premium of 64% to the November 15, 2013 market price (1), which is above the range of the average premium for similar transactions since 2005

24 Source: Public Filings, Company Filings, Capital IQ, Bloomberg

Note: Includes transactions with a minority value greater than $100 million where the acquiror owned greater than 10% of the outstanding shares prior to the transaction or the acquiror included the target company_s management (1) Pi November 15, 2013 closing share price of C$5.95 (converted to US$ at 0.9579 C$ per US$)

Supplemental Material

APPENDIX A

Capital Structure Considerations

	Description	Commentary
Restricted Voting Shares	• 140.9 million basic restricted voting shares outstanding as at October 31, 2013 – 151.9 million after adjusting for ITM options (take-out method) – Options as at November 8, 2013 • Shareholders entitled to elect six of nine Directors of the Company	• n/a
Special Voting Class I, Preferred Shares, Series D	• 150,000 Preferred Shares outstanding (100% held by JLL) as at July 31, 2013 • Entitles JLL to designate three Directors of the Company • On liquidation, dissolution or winding-up of the Company, holders of each Preferred Share receive C$0.0001 • Not transferable, except to an affiliate of JLL	• No value ascribed based on minimal liquidation value and non-transferability
Net Debt	• Total debt comprise of Senior Secured Term Loan, Senior Secured Revolving Facility and Italian Bank Loans – US$625 million forecast book value as at October 31, 2013 • Cash and equivalents – US$45.0 million forecast book value as at October 31, 2013 (as per Management guidance)	• Debt less cash and equivalents
Pension Liability	• Defined benefit pension plan deficit (US$22.3 million), other post-employment benefit deficit (US$7.8 million) and unfunded termination indemnities (US$5.7 million) • No significant changes in plan deficits since October 31, 2012 actuarial valuations	• Excluded from enterprise value calculation • Included $2 million (pre-tax) of additional pension cash funding based on Management guidance
Investments	• Holds 18% interest in two Italian entities known as BSP Pharmaceuticals • Immaterial interests in certain U.S. retirement plans • $7.0 million forecast book value as at October 31, 2013	• Forecast book value
Financial Instruments	• Foreign exchange forward contracts and collars • Net liability position of US$2.8 million as at July 31, 2013	• Excluded from enterprise value calculation

Source: Company filings, Management projections

26

RBC Capital Markets®